UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 24, 2015

Date of Report (Date of earliest event reported)

Bellicum Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36783	20-1450200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2130 W. Holcombe Blvd., Ste. 800 Houston, TX	77030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 384-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Named Executive Officers

2014 Bonus Payments and 2015 Salary and Target Bonus Information for Certain Executive Officers

On February 24, 2015, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Bellicum Pharmaceuticals, Inc. (the “Company”) approved (i) cash bonuses with respect to performance for fiscal year 2014, (ii) annual base salaries for fiscal year 2015, and (iii) target performance bonuses for fiscal year 2015, for certain of the Company’s executive officers as set forth below. The base salaries for fiscal year 2015 are effective as of March 1, 2015 and the target performance bonus amounts for fiscal year 2015 are expressed as a percentage of the corresponding 2015 base salary.

The following table sets forth the amounts approved by the Committee for each of the Company’s principal executive officer, principal financial officer and the other named executive officers with respect to cash bonuses for fiscal year 2014:

Executive Officer	2014 Bonus(1)
Thomas J. Farrell President and Chief Executive Officer	$140,344

Alan A. Musso(2) Chief Financial Officer and Treasurer	$10,823

Annemarie Moseley, Ph.D., M.D. Chief Operating Officer and Senior Vice President of Clinical Development and Regulatory Affairs	$139,856

Kevin M. Slawin, M.D. Chief Medical Officer and Chief Technology Officer	$81,638

(1)	The amounts listed include pay-outs of unused paid-time off of $9,100 for Mr. Farrell and $35,360 for Dr. Moseley.
(2)	Mr. Musso joined the Company on November 24, 2014.

The following table sets forth the amounts approved by the Committee for certain of the Company’s executive officers with respect to annual base salaries and target performance bonuses for fiscal year 2015:

Executive Officer	2015 Base Salary	2015 Target Bonus Percentage
Thomas J. Farrell President and Chief Executive Officer	$486,500	50%

Alan A. Musso Chief Financial Officer and Treasurer	$350,000	35%

2015 Corporate Objectives and Bonus Program Information

On February 24, 2015, the Committee approved the Company’s written Incentive Award Program (the “Bonus Program”) to provide employees, including executive officers, of the Company and its affiliates, from time to time, with the opportunity to earn cash incentive bonuses conditioned upon the achievement of specified corporate and individual goals. Under the Bonus Program, each individual is assigned a target bonus opportunity, calculated as a percentage of that individual’s base salary for the applicable year.

For participants, the cash bonus will be based on the achievement of corporate objectives. No bonuses are payable in any year that the Committee determines that the achievement level for corporate performance goals for that year is less than fifty percent.

The Bonus Program is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Equity Award Information for Certain Executive Officers

On February 24, 2015, the Committee approved stock option grants under the Company’s 2014 Equity Incentive Plan to certain the Company’s executive officers, as follows:

Executive Officer	Option Awards
Thomas J. Farrell President and Chief Executive Officer	160,000

Alan Musso Chief Financial Officer	60,000

The above stock options have an exercise price equal to $23.47, the closing price of the Company’s common stock on the grant date, and vest over a four-year period. The stock options entitle the holder, following vesting of the stock option, to acquire the underlying number of shares by paying the exercise price for such shares. The stock options will terminate after 10 years, or earlier if the executive officer ceases to provide services to the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Incentive Award Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bellicum Pharmaceuticals, Inc.

Dated: February 27, 2015	By:	/s/ Thomas J. Farrell
Thomas J. Farrell

President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Incentive Award Program.